UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	33-4429767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

(516) 384-2577

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 8.01 – Other Events.

On July 7, 2026, the voluntary delisting of the common shares of Two Hands Corporation (the “Company”) from the Canadian Securities Exchange (the “CSE”) became effective.  The Company’s common shares are no longer listed or posted for trading on the Canadian Securities Exchange.

The Company’s common stock continues to be quoted on the OTC Markets under the symbol “TWOH,” and the Company remains subject to its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company’s voluntary delisting from the CSE was not the result of any compliance or regulatory issue with the CSE.

The Company decided to voluntarily delist from the CSE after evaluating the costs, administrative requirements, and certain limitations of transaction opportunities associated with maintaining the dual listing on the CSE and OTC Markets. The Company believes that maintaining its quotation on the OTC Markets is appropriate at this time and will allow management to focus resources on the Company’s business operations, SEC reporting obligations and strategic objectives.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location
99.1	Press Release dated June 30, 2026	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HANDS CORPORATION

Dated: July 8, 2026	By:	/s/ Emil Assentato
Emil Assentato
Chief Executive Officer

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